SUBSIDIARIES OF FAIRFIELD COMMUNITIES, INC.



Fairfield Communities, Inc.                                      Delaware
Apex Marketing, Inc.                                             Arkansas
Fairfield Acceptance Corporation-Nevada                          Delaware
    Fairfield Capital Corporation                                Delaware
    Fairfield Funding Corporation, II                            Delaware
    Fairfield Receivables Corporation                            Delaware
Fairfield Bay, Inc.                                              Arkansas
Fairfield Flagstaff Realty, Inc.                                 Arizona
Fairfield Glade, Inc.                                            Tennessee
Fairfield Homes Construction Company                             Florida
Fairfield Management Services, Inc.                              Florida
Fairfield Mortgage Acceptance Corporation                        Delaware
Fairfield Mortgage Corporation                                   Arkansas
Fairfield Mountains, Inc.                                        North Carolina
Fairfield Myrtle Beach, Inc.                                     Delaware
Fairfield Pagosa Realty, Inc.                                    Colorado
Fairfield Sapphire Valley, Inc.                                  North Carolina
Fairfield Vacation Resorts, Inc.                                 Delaware
Fairfield Virgin Islands, Inc.                                   Delaware
Imperial Life Insurance Company                                  Arkansas
Ocean Ranch Development, Inc.                                    Florida
Palm Resort Group, Inc.                                          Florida
Shirley Realty Company                                           Arkansas
Suntree Development Company                                      Florida
The Florida Companies                                            Florida
Vacation Break, U.S.A., Inc.                                     Florida
    Atlantic Marketing Realty, Inc.                              Florida
    Resorts Title, Inc.                                          Florida
    Sea Gardens Beach and Tennis Resort, Inc.                    Florida
    Serenity Yacht Club, Inc.                                    Florida
    Vacation Break at Ocean Ranch, Inc.                          Florida
    Vacation Break Management, Inc.                              Florida
    Vacation Break Resorts at Palm Aire, Inc.                    Florida
    Vacation Break Resorts at Star Island, Inc.                  Florida
    Vacation Break Resorts, Inc.                                 Florida
    Vacation Break Welcome Centers, Inc.                         Florida
    Vacation Break International Limited                         Bahamas
        Port Lucaya Resort Company Limited                       Bahamas
    Vacation Break Marketing Company Limited                     Bahamas

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                                  PARTNERSHIPS

Davis Beach Company (50%)                                        Virgin Islands
Ocean Ranch Vacation Group (100%)                                Florida
Ocean Walk Joint Venture (50%)                                   Florida
Palm Vacation Group (100%)                                       Florida